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                                                                    EXHIBIT 23

                    [COOPERS & LYBRAND LETTERHEAD]

                                                                 your reference


                                                                  our reference
The Directors                                                         HH403
Panavision Inc
6219 De Soto Avenue
Woodland Hills
California 91367
United States of America                                          7 August 1997

Dear Sirs

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Panavision Inc. Stock Option Plan, of our report dated August 7, 1997 with respect to the combined financial statements of Film Services Group of Panavision Inc. included in this Form 8-K filed with the Securities and Exchange Commission.



/s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants


August 7, 1997
London, United Kingdom